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                                                                  EXHIBIT(h)(25)

                                November 19, 1999

                              [WESTCORE LETTERHEAD]

Mid-Atlantic Capital Corporation
Reed Kovalan
336 4th Avenue, The Times Building
Pittsburgh, PA 15222

Denver Investment Advisors LLC
1225 Seventeenth Street, 26th Floor
Denver, CO 80202

ALPS Mutual Funds Services, Inc.
370 Seventeenth Street, Suite 3100
Denver, CO 80202

Boston Financial Data Services, Inc.
Two Heritage Drive
Quincy, MA 02171

VIA:     Federal Express

                  RE: The Standard Agency Trading Agreement (the "Agreement") dated as of September 3, 1999 between Mid-Atlantic Capital Corporation, Denver Investment Advisors LLC, ALPS Mutual Funds Services, Inc., Boston Financial Data Services, Inc. and Westcore Trust.

Dear Sirs:

                  On October 1, 1999, Westcore Trust introduced two new investment portfolios -- Westcore Select Fund and Westcore Small-Cap Growth Fund. Commencing on December 15, 1999, Westcore Trust will offer another investment portfolio, Westcore International Frontier Fund. By your signature below please confirm that effective December 15, 1999, the Agreement (including any attachments thereto listing the Funds covered by the Agreement) hereby is amended to include Westcore Select Fund, Westcore Small-Cap Growth Fund and Westcore International Frontier Fund as Funds under the Agreement. In all other respects the Agreement continues in effect in accordance with its terms.

                  Please keep one signed original of this letter and return the remaining originals to:

                  Westcore Trust
                  Attn: Kristine Cook
                  1225 17th Street, 26th Floor
                  Denver, CO 80202

                  If you have any questions regarding the Agreement or Westcore Trust, please call Steve Wine or Kristine Cook at (800) 734-9378. Please address any legal concerns to Jasper Frontz at (303) 312-5044.

                                           Yours Truly,

                                           WESTCORE TRUST


                                           By: /s/ Jack D. Henderson
                                               ---------------------------------
                                                   Name:  Jack D. Henderson
                                                          ----------------------
                                                   Title: Vice President
                                                          ----------------------
                                                   Date:
ACCEPTED AND AGREED TO:

MID-ATLANTIC CAPITAL CORPORATION           ALPS MUTUAL FUNDS SERVICES, INC.,
                                           ADMINISTRATOR,  DISTRIBUTOR AND
                                           BOOKKEEPING AND PRICING AGENT

By: /s/ Joseph F. Banco                    By: /s/ Thomas A. Carter
    ----------------------------               ---------------------------------
    Name:  Joseph F. Banco                         Name:  Thomas A. Carter
           ---------------------                          ----------------------
    Title: CFO                                     Title: CFO
           ---------------------                          ----------------------
    Date:  12/29/99                                Date:  11/22/99
           ---------------------                          ----------------------

DENVER INVESTMENT ADVISORS LLC             BOSTON FINANCIAL DATA SERVICES, INC.
                                           ON BEHALF OF STATE STREET BANK &
                                           TRUST CO. AS TRANSFER AGENT

By: /s/ Jeffrey D. Adams                   By: /s/ Jennifer Amendolare
    ----------------------------               ---------------------------------
    Name:  Jeffrey D. Adams                        Name:  Jennifer Amendolare
           ---------------------                          ----------------------
    Title: Managing Director                       Title: CSO
           ---------------------                          ----------------------
    Date:  11/19/99                                Date:  11/24/99
           ---------------------                          ----------------------